                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LNR Property Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   (LNR LOGO)

 Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172 -- (305) 485-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 11, 2001

TO THE STOCKHOLDERS OF LNR PROPERTY CORPORATION:

     This is to notify you that the Annual Meeting of the stockholders of LNR Property Corporation (the "Company") will be held at the Doral Park Country Club, 5001 N.W. 104th Avenue, Miami, Florida, on Wednesday, April 11, 2001 at 11:00 o'clock a.m. (Eastern Daylight Savings Time) for the following purposes:

     1. To elect two directors.

     2. To transact any other business that may properly come before the meeting.

     Only stockholders of record as of the close of business on February 14, 2001 will be entitled to notice of or to vote at the 2001 Annual Meeting or any adjournment of the meeting. The Company's transfer books will not be closed.

     A Proxy Statement and form of Proxy accompany this notice.

     It is important that your shares be represented at the 2001 Annual Meeting. Whether or not you intend to be present at the meeting, please sign, date and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used.

                                           By Order of the Board of Directors

                                           ZENA M. DICKSTEIN
                                           Secretary
Dated: March 16, 2001

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY

     Our management is soliciting the accompanying Proxy. All shares represented by proxies will be voted in the manner designated; or, if no designation is made, they will be voted for the nominees for election to the Board described below under the caption "Election of Directors." Shares represented by proxies which instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. WE ARE MAILING THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ON OR ABOUT MARCH 16, 2001 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 14, 2001. If you give a proxy, you may revoke it at any time before it is voted by a written instrument of revocation which we receive at our office at Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote which has already been taken. Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

     We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to their principals.

                               QUORUM AND VOTING

RECORD DATE; QUORUM

     Only stockholders of record as of the close of business on February 14, 2001 will be entitled to notice of and to vote at the 2001 Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock and Class B Common Stock which are entitled to vote is necessary to constitute a quorum for the transaction of business at that meeting.

VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

     Our only outstanding voting securities on February 14, 2001 were 23,965,026 shares of Common Stock and 9,999,480 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes. The holders of Common Stock and Class B Common Stock vote together as a single class on all matters.

     A plurality of the votes cast is required to elect a director.

VOTING BY PROXY

     You may vote your stock in person or by your signed, written proxy. We will deem any message or any reproduction of a proxy sent to us prior to the time for voting which appears to have been transmitted by a stockholder to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us in writing of the death or incapacity.

                             PRINCIPAL STOCKHOLDERS

     The following persons are the only persons who, insofar as we are aware based upon the most recent filings with the Securities and Exchange Commission, owned beneficially more than 5% of any class of our voting securities as of February 14, 2001:

                                     NAME AND ADDRESS OF          AMOUNT AND NATURE OF    PERCENT OF
TITLE OF CLASS                        BENEFICIAL OWNER            BENEFICIAL OWNERSHIP      CLASS
--------------               -----------------------------------  --------------------    ----------
Class B Common Stock                   Leonard Miller                  9,897,930(1)         98.98%
                                     700 N.W. 107th Ave.
                                       Miami, FL 33172
Common Stock                 Wellington Management Company, LLP        2,731,100(2)         11.40%
                                       75 State Street
                                      Boston, MA 02109
Common Stock                   Cobalt Capital Management, Inc.         1,768,089(2)          7.38%
                                 237 Park Avenue, Suite 801
                                     New York, NY 10012
Common Stock                   Dimensional Fund Advisors, Inc.         1,384,400(2)          5.78%
                                1299 Ocean Avenue, 11th Floor
                                   Santa Monica, CA 90401
Common Stock                  Boston Partners Asset Management,        1,310,936(2)          5.47%
                                            L.P.
                                 28 State Street, 20th Floor
                                      Boston, MA 02109

---------------

(1) Leonard Miller's shares are owned by a limited partnership. A corporation wholly-owned by Mr. Miller is the sole general partner of that partnership. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary. The number of shares shown does not include 46,000 shares of Class B Common Stock owned by Miller Family Foundation, Inc., a charitable foundation of which Mr. Miller is the President.
(2) Based on information contained in Schedule 13G's filed with the Securities and Exchange Commission.

     On February 14, 2001, The Depository Trust Company owned of record 22,800,744 shares of Common Stock, constituting 95.14% of the outstanding Common Stock and 28,117 shares of Class B Common Stock, constituting 0.28% of the outstanding Class B Common Stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

     Our directors and executive officers beneficially owned the following voting securities of our Company on February 14, 2001:

                                                                    AMOUNT AND NATURE
                                                                      OF BENEFICIAL     PERCENT OF
   TITLE OF CLASS       NAME OF BENEFICIAL OWNER                      OWNERSHIP(1)        CLASS
--------------------    ------------------------                    -----------------   ----------
Class B Common Stock    Leonard Miller                                  9,897,930(2)(3)   98.98%
Common Stock            Leonard Miller                                     10,267         (8)
Common Stock            Brian L. Bilzin                                    17,520(4)      (8)
Common Stock            Sue M. Cobb                                        33,000(5)      (8)
Common Stock            Edward Thaddeus Foote II                            3,750         (8)
Common Stock            Stephen E. Frank                                        0         (8)
Common Stock            Stuart A. Miller                                  692,971(3)       2.89%
Common Stock            Steven J. Saiontz                                 554,823(3)(6)    2.32%
Common Stock            Jeffrey P. Krasnoff                               313,761          1.31%
Common Stock            Mark A. Griffith                                   83,113(7)      (8)
Common Stock            David O. Team                                      74,073         (8)
Class B Common Stock    Directors and Executive Officers as a           9,897,930         98.98%
                        Group(9)
Common Stock            Directors and Executive Officers as a           2,105,519          8.79%
                        Group(9)

---------------

(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 14, 2001, as follows: Brian L. Bilzin (2,700), Sue M. Cobb (1,000), Stuart A. Miller (42,059), Steven J. Saiontz (253,083), Jeffrey P. Krasnoff (110,491), Mark A. Griffith (30,661), David O. Team (23,591) and all directors and executive officers as a group (980,946). Also includes restricted stock issued under the 2000 Stock Option and Restricted Stock Plan and restricted shares held by the LNR Property Corporation Savings Plan for the accounts of the named persons. Additional information about those shares is contained in Notes (2) and (3) to the Summary Compensation Table. Also includes 382,000 shares that Stuart A. Miller is entitled to receive upon the exercise of Lennar stock options. Mr. Miller holds options granted by Lennar before we were spun off which entitle him to receive, in addition to Lennar stock, one share of our Common Stock for each share of Lennar stock as to which the options are exercised.
(2) Leonard Miller's shares are owned by a limited partnership. A corporation wholly-owned by Mr. Miller is the sole general partner of that partnership. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary. The number of shares shown does not include 46,000 shares of Class B Common Stock owned by Miller Family Foundation, Inc., a charitable foundation of which Mr. Miller is the President.
(3) Stuart Miller is the trustee, and Stuart Miller and Steven Saiontz's wife are beneficiaries, of a trust which holds limited partnership interests in a partnership which owns 9,897,930 shares of Class B Common Stock. Because Leonard Miller is the principal beneficiary of the trust and owns the corporation which is the sole general partner of the partnership, Leonard Miller is shown as the beneficial owner of the 9,897,930 shares and neither Stuart Miller nor Steven Saiontz is shown as a beneficial owner of those shares.
(4) Includes 415 shares owned by Brian Bilzin's wife as to which he has no voting or investment power and 1,405 shares owned by Brian Bilzin's sons as to which he has no voting or investment power and as to all of which he disclaims beneficial ownership.
(5) Does not include 30,000 shares owned by a family limited partnership in which Sue Cobb has approximately a 17% limited partnership interest, in which lineal descendents of Sue Cobb have approximately an 8% limited partnership interest and in which her husband has approximately a 75% general partnership interest. Sue Cobb does not have voting or investment power with respect to these shares.
(6) Does not include 9,000 shares held in a trust for Steven Saiontz's wife.
(7) Includes five shares owned by Mark Griffith's son as to which he shares voting and investment power.
(8) Less than 1%.
(9) Consists of 18 persons.

     Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller, through a family partnership, is entitled to 98,989,567 votes, which is 79.86% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock as of the record date. All directors and officers as a group are entitled to 101,085,819 votes, which is 81.55% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock as of the record date. Because Mr. Miller is entitled to cast 79.86% of the total votes which can be cast at the meeting, if he votes for the election of the director nominees named below (which he has indicated he intends to do), they will be elected, even if all the other stockholders vote for other persons.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In order to comply with Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and persons owning more than 10% of our Common Stock must file with the Securities and Exchange Commission and New York Stock Exchange reports showing their ownership of our Common Stock and other equity securities of our Company and changes in their ownership.

     Based on a review of the copies of the reports furnished to us and written representations that no other reports were required, we believe that our directors and executive officers complied in a timely fashion with all applicable Section 16(a) filing requirements during our fiscal year ended November 30, 2000.

                             ELECTION OF DIRECTORS

     Our Board is divided into three classes. Each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. Our directors currently serve in three classes for staggered terms, with the term of one class expiring one year following this Annual Meeting, the term of the second class expiring two years following this Annual Meeting and the term of the third class (which includes the nominees for this Annual Meeting) expiring three years following this Annual Meeting. The persons named in the accompanying Proxy, once elected, will serve as our directors until the 2004 Annual Meeting of Stockholders:

                                                                    DIRECTOR   TERM
NAME OF DIRECTOR                                              AGE    SINCE     ENDS
----------------                                              ---   --------   ----
           NOMINATED TO SERVE UNTIL 2004 ANNUAL MEETING OF STOCKHOLDERS
Leonard Miller(1)                                             68      1997     2004
Brian L. Bilzin                                               55      1997     2004
             INFORMATION ABOUT DIRECTORS WHOSE TERMS ARE NOT EXPIRING
Steven J. Saiontz(1)                                          42      1997     2002
Sue M. Cobb                                                   63      1997     2002
Edward Thaddeus Foote II                                      63      2000     2002
Jeffrey P. Krasnoff                                           45      1997     2003
Stuart A. Miller(1)                                           43      1997     2003
Stephen E. Frank                                              59      2001     2003

---------------

(1) Executive Committee Member.

     Leonard Miller is the Chairman of the Board of Lennar Corporation ("Lennar"). He is a founder of Lennar and from the time Lennar was founded in 1954 until April 1997, Mr. Miller was the President and Chief Executive Officer of Lennar. From April 1995 to April 1999, he was Chairman of the Board of Trustees of the University of Miami. He is Chairman of the South Florida Annenberg Challenge and Chairman of the Board of the Union Bank of Florida and a Life Trustee at the University of Miami. Mr. Miller is the father of Stuart A. Miller and the father-in-law of Steven J. Saiontz.

     Brian L. Bilzin is, and since February 1, 1998 has been, a partner in the law firm of Bilzin Sumberg Dunn Baena Price & Axelrod LLP. For more than five years prior to February 1, 1998, Mr. Bilzin was a partner in the law firm of Rubin Baum Levin Constant Friedman & Bilzin.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED
                             NOMINEES AS DIRECTORS.

     Steven J. Saiontz is our Chief Executive Officer. Mr. Saiontz became our Chief Executive Officer and one of our Directors when we were formed in June 1997. For more than five years prior to that, he was the President of Lennar Financial Services, Inc., a wholly-owned subsidiary of Lennar. Mr. Saiontz is currently a Director of Lennar. He is the brother-in-law of Stuart A. Miller and the son-in-law of Leonard Miller.

     Sue M. Cobb is, and for more than five years has been, Managing Director and General Counsel of Cobb Partners, Limited and affiliated companies, a privately owned group of companies involved in investments, real estate and resort development. She was the founding partner of the Public Finance Department in the law firm of Greenberg Traurig, P.A. with which she was affiliated from 1978 until January 1998. From 1993 to 1996, she was also Vice President and General Counsel of Pan American World Airways, Inc. She is currently a Director of Kirkwood Associates, Inc., a closely held ski and summer resort company headquartered in Kirkwood, California and Durango Mountain Resort, a closely held ski and summer resort company headquartered in Durango, Colorado. From 1982 to 1988, Ms. Cobb was a member of the Board of Directors of the Federal Reserve Bank of Atlanta, Miami Branch, and served three terms as Chairman of that Board.

     Edward Thaddeus Foote II is the President of the University of Miami, a position he has held since 1981. Mr. Foote has had a longstanding career in the academic environment. From 1980 to 1981, he was Special Advisor to the Chancellor and Board of Trustees at Washington University. Mr. Foote was Dean of the Washington University School of Law from 1973 to 1980 and from 1970 to 1973 he was Vice Chancellor, General Counsel and Secretary to the Board of Trustees of Washington University. Prior to that, he was an associate with the law firm of Bryan, Cave, McPheeters and McRoberts. Mr. Foote is currently a Director of Ryder System, Inc. and Community Anti-Drug Coalitions of America and is a trustee of the Greater Miami Chamber of Commerce.

     Jeffrey P. Krasnoff is our President. Mr. Krasnoff became our President when we were formed in June 1997 and became one of our Directors in December 1997. From 1987 until June 1997, he was a vice president of Lennar. From 1990 until he became our President, Mr. Krasnoff was involved almost entirely in Lennar's real estate investment and management division (the predecessor to a substantial portion of our business).

     Stuart A. Miller is our Chairman of the Board. Mr. Miller became our Chairman of the Board when we were formed in June 1997. Mr. Miller has been the President and Chief Executive Officer of Lennar since April 1997. For more than five years prior to that, Mr. Miller was a vice president of Lennar and held various executive positions with Lennar subsidiaries, including being the president of its principal homebuilding subsidiary from December 1991 to April 1997 and the president of its real estate investment and management division (the predecessor to a substantial portion of our business) from April 1995 to April 1997. Mr. Miller is currently a Director of Lennar and is a Director of the Union Bank of Florida. He is the son of Leonard Miller and the brother-in-law of Steven J. Saiontz.

     Stephen E. Frank is the Chairman, President and Chief Executive Officer of Southern California Edison ("SCE"), a position he has held since January 2000. From June 1995 to January 2000, Mr. Frank was President and Chief Operating Officer of SCE. Prior to joining SCE, Mr. Frank was President and Chief Operating Officer of Florida Power and Light, Executive Vice President and Chief Financial Officer of TRW, Inc., and Controller and Treasurer of GTE Corporation. Mr. Frank is currently a Director of SCE, Edison International, UNOVA, Inc., Washington Mutual, Inc. and Associated Electric and Gas Insurance Services Limited.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation for the Company's Chief Executive Officer, and for our four most highly compensated executive officers, in addition to the Chief Executive Officer, for the year ended November 30, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                 -----------------------------------
                                                                          AWARDS             PAYOUTS
                                                                 -------------------------   -------
                                           ANNUAL COMPENSATION    RESTRICTED
                                           -------------------      STOCK       SECURITIES    LTIP        ALL OTHER
                                           SALARY    BONUS(1)    AWARDS(2)(3)   UNDERLYING   PAYOUTS   COMPENSATION(4)
NAME AND PRINCIPAL POSITION         YEAR     ($)        ($)          ($)         OPTIONS       ($)           ($)
---------------------------         ----   -------   ---------   ------------   ----------   -------   ---------------
Stuart A. Miller                    2000   300,000     957,800    3,612,000       20,000           0            0
  Chairman of the Board             1999   200,000     388,000            0            0           0            0
                                    1998   200,000     304,800            0            0           0            0
Steven J. Saiontz                   2000   510,000   1,341,000    3,612,000       20,000           0        6,618
  Chief Executive Officer           1999   510,000     776,000            0            0           0        6,318
                                    1998   510,000     609,600        1,600            0           0        4,045
Jeffrey P. Krasnoff                 2000   501,250     670,500    3,612,000       20,000     265,800        6,618
  President                         1999   501,250     388,000            0       70,000     233,800        6,318
                                    1998   402,000     304,800        1,600            0     165,700        4,260
David O. Team                       2000   350,000     335,200      903,000       10,000     104,100        6,618
  Vice President                    1999   282,200     271,600            0       26,250      61,400        6,216
                                    1998   200,000     213,300        1,600            0      29,600        4,260
Mark A. Griffith                    2000   300,000     356,700      903,000       10,000     143,100        6,618
  Vice President                    1999   246,600     289,000            0       26,250     103,000        6,310
                                    1998   175,000     227,000        1,600            0      69,200        2,610

---------------

(1) The portion of the bonus earned for a fiscal year which is payable in April of the following year is shown under the caption "Bonus." The portion of the bonus earned for a fiscal year which is payable in subsequent years, and will be forfeited to the extent the recipient is not employed by us when payments are due, is shown in the Long Term Incentive Plans -- Awards table on page 8 of this Proxy.
(2) The restricted stock awards for 2000 represent the market value of the Common Stock issued under our 2000 Stock Option and Restricted Stock Plan at the date of grant. The shares vest on each of January 19, 2002, January 19, 2003, January 19, 2004 and January 19, 2005, to the extent of one-quarter of the total number of shares and are subject to forfeiture under certain circumstances. The holders of the restricted shares are entitled to dividends from the time of issuance of the shares. At November 30, 2000, a total of 870,000 restricted shares of Common Stock, with an aggregate market value of $17,943,750 on that day were awarded under the 2000 Stock Option and Restricted Stock Plan. The restricted shares outstanding on November 30, 2000, included 200,000 shares for Stuart A. Miller (with a market value on that day of $4,125,000), 200,000 shares for Steven J. Saiontz (with a market value on that day of $4,125,000), 200,000 shares for Jeffrey P. Krasnoff (with a market value on that day of $4,125,000), 50,000 shares for David O. Team (with a market value on that day of $1,031,250) and 50,000 shares for Mark A. Griffith (with a market value on that day of $1,031,250).
(3) At November 30, 2000, a total of 22,866 restricted shares of Common Stock (all of which are vested), with an aggregate market value of $471,611 on that day, were held in employees' accounts under the LNR Property Corporation Savings Plan. Holders of these shares are entitled to the dividends on the shares. The restricted shares outstanding on November 30, 2000, included 1,941 shares in Steven J. Saiontz's account (with a market value on that day of $40,042), 399 shares in Jeffrey P. Krasnoff's account (with a market value on that day of $8,239), 82 shares in David O. Team's account (with a market value on that day of $1,700) and zero shares in Mark
    A. Griffith's account. Pursuant to an amendment to the plan, effective January 1, 1999, all shares held in employees' accounts under the plan became fully vested for employees employed by the Company on December 31, 1998. Stuart A. Miller
does not participate in the LNR Property Corporation Savings Plan, term life insurance plan or short-term and long-term disability insurance plans.
(4) Consisting of (i) matching payments by LNR under the 401(k) aspect of our Savings Plan and (ii) term life insurance premiums and short-term and long-term disability insurance premium payments made by the Company for 2000, 1999 and 1998 as follows:

                                                                         SHORT-TERM    LONG-TERM
                                                            TERM LIFE    DISABILITY    DISABILITY
                                             401(K) MATCH   INSURANCE   INSURANCE(5)   INSURANCE
                                                 ($)           ($)          ($)           ($)
                                             ------------   ---------   ------------   ----------
Stuart A. Miller(3)                   2000          0             0           0             0
                                      1999          0             0           0             0
                                      1998          0             0           0             0
Steven J. Saiontz                     2000      5,100           858         120           540
                                      1999      4,800           858         120           540
                                      1998      2,285         1,260           0           500
Jeffrey P. Krasnoff                   2000      5,100           858         120           540
                                      1999      4,800           858         120           540
                                      1998      2,500         1,260           0           500
David O. Team                         2000      5,100           858         120           540
                                      1999      4,800           756         120           540
                                      1998      2,500         1,260           0           500
Mark A. Griffith                      2000      5,100           858         120           540
                                      1999      4,800           850         120           540
                                      1998        850         1,260           0           500

(5) Effective January 1, 1999, short-term disability insurance was added as a benefit for all associates employed by LNR Property Corporation.

     Directors who are not our employees are paid annual fees of $25,000 plus $2,500 for each board meeting attended in person and $500 for each board meeting in which they participate by conference communications equipment. If there is a committee meeting on a day that does not include a full board meeting, the fee is $500 for that day. On the day of each Annual Meeting of Stockholders, each director who is not an employee is granted an option to purchase 1,000 shares of Common Stock at the market value of the stock on that day. Each option becomes exercisable on the first anniversary of the grant date and expires on the third anniversary of the grant date. Upon the death or disability of an optionee, the option is exercisable up to six months after the death or disability. Upon resignation or retirement of a director, the option terminates. Leonard Miller receives an annual fee of $200,000 for serving as Chairman of the Executive Committee of the Board. Directors who are also our employees receive no additional remuneration for services as directors.

     Brian L. Bilzin is a partner in the law firm of Bilzin Sumberg Dunn Baena Price & Axelrod LLP, to which we paid fees during the fiscal years ended November 30, 2000 and 1999 totaling $3,157,044 and $2,691,184, respectively, for services to us or for services rendered at our request to entities for which we were acting as special servicer. We have continued to use this law firm during the current fiscal year.

     The following table sets forth information about sums awarded to three of our five highest paid executive officers for the year ended November 30, 2000 under long-term incentive arrangements:

                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR

                                                        ESTIMATED FUTURE PAYOUTS
                                               ------------------------------------------
                                 PERIOD UNTIL    THRESHOLD         TARGET      MAXIMUM(1)
NAME                                PAYOUT           $               $             $
----                             ------------  --------------  --------------  ----------
Jeffrey P. Krasnoff               1-5 Years    Not Applicable  Not Applicable    670,500
David O. Team                     1-5 Years    Not Applicable  Not Applicable    335,200
Mark A. Griffith                  1-5 Years    Not Applicable  Not Applicable    356,700

---------------

(1) This amount is payable in five equal annual installments conditioned on the officer's continuing to be employed by us.

     The following table sets forth information about options granted to our five highest paid executive officers for the year ended November 30, 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                            -----------------------------------------------
                                         PERCENT OF                            POTENTIAL REALIZED
                                           TOTAL                                VALUE AT ASSUMED
                            NUMBER OF     OPTIONS                               ANNUAL RATES OF
                            SECURITIES   GRANTED TO                            STOCK APPRECIATION
                            UNDERLYING   EMPLOYEES                             FOR OPTION TERM(1)
                             OPTIONS     IN FISCAL    EXERCISE   EXPIRATION   --------------------
NAME                         GRANTED        YEAR       PRICE        DATE         5%         10%
----                        ----------   ----------   --------   ----------   --------    --------
Stuart A. Miller              20,000       6.34%       $18.16     01/27/10    $228,367    $578,728
Steven J. Saiontz             20,000       6.34%       $18.16     01/27/10    $228,367    $578,728
Jeffrey P. Krasnoff           20,000       6.34%       $18.16     01/27/10    $228,367    $578,728
David O. Team                 10,000       3.17%       $18.16     01/27/10    $114,184    $289,364
Mark A. Griffith              10,000       3.17%       $18.16     01/27/10    $114,184    $289,364

---------------

(1) Measured from date of grant (January 28, 2000) on which date the average of the high and low market price of the Common Stock was $18.16.

     The following table sets forth certain information with regard to the aggregate option/SAR exercises in the fiscal year ended November 30, 2000 and option/SAR values as of the end of that year for our five highest paid executive officers:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                                                     VALUE OF
                                                                NUMBER OF          UNEXERCISED
                                                               UNEXERCISED         IN-THE-MONEY
                                                               OPTIONS/SARS        OPTIONS/SARS
                                                                AT FISCAL           AT FISCAL
                                                                 YEAR END          YEAR END(1)
                                     SHARES                  ----------------    ----------------
                                   ACQUIRED ON    VALUE      EXERCISABLE(E)/     EXERCISABLE(E)/
NAME                                EXERCISE     REALIZED    UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                               -----------   --------    ----------------    ----------------
Stuart A. Miller                        0           $0            38,063(E)         $        0(E)
  Chairman of the Board(2)                                        81,937(U)         $   49,375(U)
Steven J. Saiontz                       0           $0           187,426(E)         $2,121,006(E)
  Chief Executive Officer                                        221,657(U)         $1,075,656(U)
Jeffrey P. Krasnoff                     0           $0            88,393(E)         $  660,108(E)
  President                                                      175,595(U)         $  644,026(U)
David O. Team                           0           $0            18,966(E)         $   34,394(E)
  Vice President                                                  67,115(U)         $  162,270(U)
Mark A. Griffith                        0           $0            25,214(E)         $   97,024(E)
  Vice President                                                  71,554(U)         $  230,692(U)

---------------

(1) Based upon the difference between the exercise price of the options/SARs and the last reported sale price of our Common Stock on November 30, 2000.
(2) In addition, Mr. Miller holds options granted by Lennar before we were spun off with regard to 382,000 shares of its Common Stock. As a result of the spin-off, when Mr. Miller exercises those options, he will be entitled to receive, in addition to Lennar stock, one share of our Common Stock for each share of Lennar stock as to which the options are exercised.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

     Our Board has established Audit, Compensation and certain other Committees. It does not have a Nominating Committee.

     The Audit Committee consists of Sue M. Cobb, Edward Thaddeus Foote II and Stephen E. Frank. Until May 2000, it consisted of Sue M. Cobb and Carlos de la Cruz. Mr. Foote was appointed in September 2000 and Mr. Frank was appointed in January 2001. This Committee met six times in fiscal 2000. Its principal functions are: (i) assisting the Board in fulfilling its oversight responsibilities by reviewing the quality and integrity of the accounting, auditing and reporting practices of the Company and (ii) providing an open avenue of communication between the independent accountants, the internal auditors, the management of the Company and the Board of Directors. The Audit Committee's Charter is attached to this Proxy Statement as Appendix A.

     The Compensation Committee consists of Leonard Miller and Brian L. Bilzin. This Committee met twice in fiscal 2000. Its principal functions are: (i) recommending to the full Board compensation arrangements for executive officers and (ii) recommending to the full Board the adoption and implementation of compensation and incentive plans.

     In addition, there is a Stock Option Committee, consisting of Stuart A. Miller, Leonard Miller and Jeffrey P. Krasnoff, which approves grants of stock options, restricted stock and SARs to certain employees under our 2000 Stock Option and Restricted Stock Plan, sets the terms of the options, restricted stock and SARs and administers the plan. The Stock Option Committee acted by written consent on several occasions during 2000 but did not formally meet. There also is an Officers and Directors Stock Option Committee, which considers grants of stock options and awards of restricted stock to executive officers and directors. This committee consists of Sue M. Cobb, Edward Thaddeus Foote II and Stephen E. Frank. Mr. Foote was appointed in September 2000 and Mr. Frank was appointed in January 2001. The Officers and Directors Stock Option Committee met once during fiscal 2000.

     Our by-laws require that any significant transactions we have with Lennar or its subsidiaries, including significant decisions regarding Lennar Land Partners (of which we and Lennar each own 50%), be approved by an Independent Directors Committee, which consists entirely of members of the Board who are not directors, officers or employees of Lennar. The members of the Independent Directors Committee are Sue M. Cobb, Edward Thaddeus Foote II and Brian L. Bilzin. Until May 2000, it consisted of Sue M. Cobb, Carlos de la Cruz and Brian
L. Bilzin. Mr. Foote was appointed in September 2000. The Independent Directors Committee met four times during fiscal 2000.

     Our Board normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 2000, the Board met six times. Each director attended all of the meetings of the Board that were held while he or she was a director and all of the meetings of all committees of the Board on which he or she served.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors presents this report to describe the compensation policies it applied with regard to our executive officers for fiscal 2000 and the basis for the compensation of Steven J. Saiontz, our Chief Executive Officer, and Jeffrey P. Krasnoff, our President.

     Each year, the Compensation Committee reviews the compensation of each of our associates (i.e., employees) and each associate of our subsidiaries whose compensation for the previous year exceeded a specified level. This review includes salary for the prior year, the bonus earned in the prior year and management's recommendations as to salary and bonus formulae for the following year.

     The bonus formulae which our management recommends vary depending on particular associates' positions and other factors. Bonuses for division presidents and associates in similar capacities often are a percentage of the consolidated net earnings of the Company and its subsidiaries for a year, before income taxes, but after giving credit for tax credits and benefits from our affordable housing business. Bonuses for other associates are usually based on a percentage of their salary. This percentage is based on a variety of factors which may include: (i) the amount of consolidated net earnings of the Company and its subsidiaries for a year, before income taxes, but after giving credit for tax credits and benefits from our affordable housing business, (ii) division goals and (iii) achievement of personal goals.

     The Compensation Committee almost always accepts our management's recommendations as to all but our highest paid officers. This is because our management is far more familiar than anyone on the Compensation Committee with the individual associates, with prevailing levels of compensation in areas in which particular associates work and with other factors affecting compensation decisions. The Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management's compensation decisions have been made responsibly.

     The Compensation Committee reviews in greater depth the recommendations regarding our Chief Executive Officer, our President and our other most highly paid executive officers. The review has included proposed salaries and bonus formulae.

     At its December 1999 meeting, the Compensation Committee discussed the proposed fiscal 2000 compensation of Steven J. Saiontz, our Chief Executive Officer, and Jeffrey P. Krasnoff, our President. It noted that, although Mr. Saiontz is our Chief Executive Officer, he has principal responsibility for a portion of our operations and Mr. Krasnoff has principal responsibility for the other portion of our operations, and, therefore, their levels of responsibility are in some respects equivalent. The Compensation Committee reviewed a compilation of information about compensation of senior officers of other real estate investment, finance and management companies. It noted that, while there was a wide variation in the compensation of senior officers of companies shown in the compilation, the proposed compensation of Messrs. Saiontz and Krasnoff would be less than that of the most senior officers of the companies included in the compilation which were most similar to the Company. It then determined that for the year ending November 30, 2000, Mr. Saiontz and Mr. Krasnoff each would be paid a base salary of $500,000 plus a bonus equal to 0.70% of the consolidated net earnings of the Company and its subsidiaries for that year, before income taxes, but after giving credit for tax credits and benefits from our affordable housing business.

     The Compensation Committee then reviewed recommendations for salary and bonuses for other executive officers of the Company and its subsidiaries, and approved the recommended compensation for the year ending November 30, 2000 of executive officers of the Company in addition to Mr. Saiontz and Mr. Krasnoff. That included compensation to Stuart A. Miller for serving as Chairman of the Board of the Company, to which he is expected to devote approximately 25% of his working time, of $300,000 plus a bonus equal to 0.50% of the consolidated net earnings of the Company and its subsidiaries for the year, before income taxes, but after giving credit for tax credits and benefits from our affordable housing business.

     The proposed compensation of Steven J. Saiontz, the Chief Executive Officer of the Company, and Jeffrey P. Krasnoff, the President of the Company, as well as the recommendations for the salary and bonuses for the other executive officers of the Company and its subsidiaries, were reviewed with and approved by the Company's outside directors.

     In addition, the Compensation Committee or the Officers and Directors Stock Option Committee has the discretion to grant stock options and award restricted stock to executive officers. In 2000, the Officers and Directors Stock Option Committee recommended to the full Board grants of stock options and awards of restricted stock for executive officers.

Leonard Miller, Chairperson
Brian L. Bilzin

                             AUDIT COMMITTEE REPORT

     The Audit Committee is appointed by the Company's Board of Directors to oversee the quality and integrity of the Company's accounting, auditing and reporting practices. Each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange. The Board of Directors has approved and adopted a written Charter which defines the purpose and responsibilities of the Audit Committee; this Charter is attached to this Proxy Statement as Appendix A.

     The Audit Committee reports the following:

          (i) The Audit Committee has reviewed and discussed with Company management the audited financial statements as of and for the year ended November 30, 2000.

          (ii) The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

          (iii) The Audit Committee has received written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, and has discussed with the independent accountants the independent accountants' independence.

     Based on the review and discussions referred to in paragraphs (i) through
(iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to in paragraph (i) above be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2000, for filing with the Securities and Exchange Commission.

Sue M. Cobb, Chairperson
Edward Thaddeus Foote II (appointed September 27, 2000)
Stephen E. Frank (appointed January 17, 2001)

                               PERFORMANCE GRAPH

     The following graph compares the three-year cumulative total return on an investment of $100 in our Common Stock for the period beginning December 1, 1997 and ending November 30, 2000, assuming reinvestment of dividends, with the cumulative total return during that period of a similar investment in companies on the Standard and Poors 500 Index, the Russell 2000 Index, the Morgan Stanley REIT Index and the NAREIT Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            (DECEMBER 1, 1997 = 100)

                                 LNR PROPERTY      STANDARD & POORS                          MORGAN STANLEY
                                  CORPORATION        500 INDEX         RUSSELL 2000 INDEX      REIT INDEX         NAREIT INDEX
                                 ------------      ----------------    ------------------    --------------       ------------
12/01/97                            100.00              100.00               100.00              100.00              100.00
2/27/98                             111.20              107.65               106.37               98.66               96.81
5/29/98                             107.81              111.91               105.17               96.57               92.96
8/31/98                              64.58               98.21                77.84               81.30               76.16
11/30/98                             81.25              119.37                91.61               86.00               78.87
2/26/99                              75.78              127.04                90.35               81.17               72.07
5/31/99                              83.33              133.55               101.04               90.12               78.81
8/31/99                              77.60              135.46                98.54               84.83               71.70
11/30/99                             73.44              142.49               104.59               78.25               64.32
2/29/00                              81.25              140.18               133.06               79.90               64.23
5/31/00                              80.73              145.74               109.68               89.21               69.95
8/31/00                              88.54              155.70               123.39               95.62               73.45
11/30/00                             85.94              134.90               102.71               95.53               72.00

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP audited our financial statements for the year ended November 30, 2000. The table below provides information concerning fees for which we were billed in the last fiscal year for services rendered by Deloitte & Touche LLP:

DESCRIPTION OF FEES                                           AMOUNT OF FEES
-------------------                                           --------------
Audit Fees..................................................     $197,930
Financial Information Systems Design
  and Implementation Fees...................................     $ 18,759
All Other Fees..............................................     $272,730(1)

---------------

(1) Includes fees for tax consulting and other non-audit services.

     Our Audit Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Deloitte & Touche LLP. Representatives of that firm are expected to be present at the 2001 Annual Meeting to answer questions. They will be given an opportunity to make a statement if they wish to do so.

     The Board of Directors has not at this time selected an accounting firm to audit our financial statements for the year ending November 30, 2001. The selection will be discussed at meetings of the Audit Committee and of the Board of Directors to be held after our April 11, 2001 Annual Meeting.

                             STOCKHOLDER PROPOSALS

     Proposals that stockholders wish be included in next year's Proxy Statement for the Annual Meeting to be held in 2002 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 must be received at our principal executive offices at Seven Hundred Sixty N.W. 107th Avenue, Miami, Florida 33172 no later than November 16, 2001.

                                 OTHER MATTERS

     Our management knows of no matters, other than the foregoing, which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          ZENA M. DICKSTEIN
                                          Secretary
Dated: March 16, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

(LNR LOGO)

                            AUDIT COMMITTEE CHARTER

STATEMENT OF PURPOSE

     The Audit Committee is appointed by the Board of Directors. Its primary functions are to:

     - Assist the Board in fulfilling its oversight responsibilities by reviewing the quality and integrity of the accounting, auditing and reporting practices of the Company and

     - Provide an open avenue of communication between the independent accountants, the internal auditors, the management of the Company and the Board of Directors.

ORGANIZATION

     The Audit Committee shall be composed of at least three directors who are:

     - Knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise, as interpreted by the Board of Directors in its business judgment and

     - Independent of the management of the Company, independent of any relationship that, in the opinion of the Board, may interfere with his or her individual exercise of independent judgment and meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee will from time to time adopt policies and procedures which are sufficiently flexible to enable it to react to changing conditions to ensure that the accounting and reporting practices of the Company are of the highest quality.

     To fulfill its responsibilities, the Audit Committee shall:

  Independent Accountants

     1. Recommend to the Board of Directors the firm of independent accountants to be selected to audit the financial statements of the Company.

     2. On an annual basis, confirm and assure the independence and objectivity of the independent accountants by reviewing and discussing with the independent accountants their written affirmation of independence. The Audit Committee will recommend to the Board any actions necessary to oversee the accountants' independence.

     3. Instruct the independent accountants that the Board of Directors is the accountants' client and that the Board has the ultimate authority and responsibility to select, evaluate and replace the independent accountants.

     4. Meet with the independent accountants to review the scope of the proposed audit for the current year.

     5. Review the professional services provided by the independent accountants, including any special assignments given.

  Internal Audit

     1. Review the organization, plan and results of the activities of the Internal Audit department.

     2. Review any significant changes in the planned scope of the Internal Audit function.

  Accounting and Reporting Process

     1. Discuss with the Company's management, the Internal Auditors and the independent accountants the quality and adequacy of the Company's internal controls.

     2. Review the independent accountants' letter of comments, the internal reports to the Company's management prepared by the Internal Audit department and the management's responses to those reports.

     3. Review any significant accounting changes made or contemplated.

     4. Review the audited financial statements and discuss them with management and the independent accountants. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board relative to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

     5. Review with management and the independent accountants the quarterly financial information prior to the Company's filing of its Form 10-Q.

  Other

     1. Review, update and approve annually the Audit Committee Charter.

     2. Report Audit Committee activities to the full Board and issue annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

     3. Prepare any reports required to be included in the Company's annual proxy statements or in other documents filed with the Securities and Exchange Commission.

                                                                 SKU# 4934-PS-01

                                  DETACH HERE



                                     PROXY


                                   [LNR LOGO]


                             760 N.W. 107TH AVENUE
                              MIAMI, FLORIDA 33172


                         PROXY FOR 2001 ANNUAL MEETING
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Wednesday, April 11, 2001, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

-----------                                                        -----------
SEE REVERSE                                                        SEE REVERSE
  SIDE           (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)         SIDE
-----------                                                        -----------

LNR PROPERTY CORPORATION
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398














                                  DETACH HERE



[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS.

1. ELECTION OF DIRECTORS (proposed by LNR Property Corporation):

NOMINEES: (01) Leonard Miller, (02) Brian L. Bilzin

         FOR      WITHHELD
         [ ]        [ ]


[ ] ________________________________________
    For all nominees except as noted above


2. To transact such other business as may properly come before the meeting.



                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                        LEFT     [ ]


                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY, USING THE ENCLOSED
                                        ENVELOPE.

                                        Please sign exactly as name appears at
                                        left.

                                        When shares are held by joint tenants,
                                        both should sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature:                                           Date:
           -----------------------------------------        --------------

Signature:                                           Date:
           -----------------------------------------        --------------

                                  DETACH HERE



                                     PROXY


                                   [LNR LOGO]


                             760 N.W. 107TH AVENUE
                              MIAMI, FLORIDA 33172


                         PROXY FOR 2001 ANNUAL MEETING
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at the Doral Park Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Wednesday, April 11, 2001, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Class B Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

-----------                                                        -----------
SEE REVERSE                                                        SEE REVERSE
  SIDE           (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)         SIDE
-----------                                                        -----------

LNR PROPERTY CORPORATION
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398














                                  DETACH HERE



[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE LISTED NOMINEES FOR ELECTION OF DIRECTORS.

1. ELECTION OF DIRECTORS (proposed by LNR Property Corporation):

NOMINEES: (01) Leonard Miller, (02) Brian L. Bilzin

         FOR      WITHHELD
         [ ]        [ ]


[ ] ________________________________________
    For all nominees except as noted above


2. To transact such other business as may properly come before the meeting.



                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                        LEFT     [ ]


                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY, USING THE ENCLOSED
                                        ENVELOPE.

                                        Please sign exactly as name appears at
                                        left.

                                        When shares are held by joint tenants,
                                        both should sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Signature:                                           Date:
           -----------------------------------------        --------------

Signature:                                           Date:
           -----------------------------------------        --------------